Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Hunter Saklad (763) 551-7498 investorrelations@selectcomfort.com select comfort ANNOUNCES Third-quarter results

Company Reports Net Income of $0.19 Per Share; 16 Percent Increase in Same-store Sales;
Raises Full-year Guidance

MINNEAPOLIS – (Oct. 20, 2010) – Select Comfort Corporation (NASDAQ: SCSS) today reported third-quarter results for the period ended Oct. 2, 2010. Net sales for the quarter totaled $160 million, an increase of 9 percent on same-store growth of 16 percent, compared to $147 million in net sales in the third quarter of 2009. The company reported net income of $10.5 million, or $0.19 per diluted share in the third quarter of 2010, compared to net income of $6.9 million, or $0.15 per diluted share, during the same quarter last year.

“We continue to demonstrate strong sales growth and operating margin expansion, despite an uncertain environment. And we are particularly pleased with our same-store growth as we lapped more difficult comparisons from the third quarter a year ago,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “The consistency of our results in these market conditions, as well as our strong cash position, reinforces our confidence in our ability to leverage our unique advantages, invest opportunistically and grow market share.”

McLaughlin continued, “As we look forward to the fourth quarter and 2011, we will continue to advance our growth strategies by investing incrementally in media, stores and product development with the goal of sustaining above-market sales growth into next year.”

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Select Comfort Announces Third-Quarter Results – Page 2 of 11

Third-quarter Summary

During the third quarter, net sales increased by 9 percent as compared to a year ago and operating margin improved to 10.5 percent. Year-to-date, net sales increased by 12 percent and operating margin improved to 9.0 percent.

Sales growth was driven by a 16 percent increase in same-store sales. Same-store growth was offset by the closure of 28 stores since the beginning of the third quarter of 2009 and the termination of retail partner relationships during the third quarter of 2009. Sales-per-store increased to $1.25 million, 27 percent higher than the prior-year twelve-month period.

Gross profit margins were 62.5 percent of net sales, 90 basis points lower than the 63.4 percent gross profit rate experienced in the third quarter of 2009. This decline reflects higher product and promotional costs.

Sales and marketing costs were 42.6 percent of net sales in the third quarter compared to 44.8 percent in the third quarter of 2009, a 220 basis-point improvement due to the leverage of higher sales over a smaller store base. Sales and marketing costs increased year-over-year by $2.3 million to $68 million in 2010. Media investments in the third quarter totaled $17.4 million, 12 percent higher than the prior-year period.

General and administrative expenses equaled $14.3 million in the third quarter, or 8.9 percent of net sales. This compares to $11.8 million, or 8.0 percent of net sales, in the same period last year. The rise in expenses reflects increased incentive compensation as well as costs to support growth initiatives.

Cash flows from operating activities were $68 million for the first nine months of 2010 compared to $53 million in the year-ago period (which included a $26 million tax refund). Capital expenditures totaled $3.5 million year-to-date in 2010. As of the end of the quarter, cash and cash equivalents totaled $82 million and the company had no borrowings under its revolving credit agreement.

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Select Comfort Announces Third-Quarter Results – Page 3 of 11

The third quarter of 2009 included a valuation allowance adjustment for income taxes and a one-time charge for terminated financing charges. Adjusting for these items, net income would have been $0.18 per share. A reconciliation of these items is provided at the end of this news release.

Fiscal 2010 Outlook

Based on third-quarter performance, the company has increased its previous guidance and now expects to report full-year 2010 earnings per share of between $0.52 and $0.55. The company’s fourth-quarter outlook anticipates year-over-year profit improvement and positive same-store growth, although at a slower pace, as year-over-year comparisons now are more difficult and the company’s outlook for the macro-environment anticipates slow growth and continued volatility.

The company concluded the third quarter of 2010 with 392 stores and expects to end fiscal 2010 with a comparable number of stores after netting planned store openings and closings. The company anticipates 2010 capital expenditures of approximately $8 million.

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time today (4 p.m. Central; 2 p.m. Pacific). To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Select Comfort website.

A replay will remain available until midnight Central Time, Oct. 29, 2010, by dialing (203) 369-1117. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

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Select Comfort Announces Third-Quarter Results – Page 4 of 11

About Select Comfort Corporation

Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding collection accessories. SELECT COMFORT® products are sold through its approximately 400 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current general and industry economic trends; consumer confidence; the effectiveness of our marketing and sales programs, including advertising and promotional efforts; consumer acceptance of our products, product quality and brand image; our ability to continue to improve our product line and product quality; warranty obligations; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy; rising commodity costs and other inflationary pressures; our dependence on significant suppliers, including several sole-source suppliers and the vulnerability of suppliers to recessionary pressures; industry competition; risks of pending and potentially unforeseen litigation; increasing government regulations; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards; our ability to attract and retain key employees; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the SEC, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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Select Comfort Announces Third Quarter Results – Page 5 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	October 2, 2010	% of Net Sales	October 3, 2009	% of Net Sales

Net sales	$160,103	100.0%	$147,470	100.0%
Cost of sales	60,114	37.5%	53,915	36.6%
Gross profit	99,989	62.5%	93,555	63.4%

Operating expenses:
Sales and marketing	68,252	42.6%	65,997	44.8%
General and administrative	14,286	8.9%	11,818	8.0%
Research and development	454	0.3%	436	0.3%
Asset impairment charges	217	0.1%	–	0.0%
Terminated equity financing costs	–	0.0%	3,324	2.3%
Total operating expenses	83,209	52.0%	81,575	55.3%
Operating income	16,780	10.5%	11,980	8.1%
Interest expense / other	(50)	0.0%	(1,704)	(1.2%	)
Income before income taxes	16,730	10.4%	10,276	7.0%
Income tax expense	6,242	3.9%	3,377	2.3%
Net income	$10,488	6.6%	$6,899	4.7%

Net income per share – basic	$0.19		$0.15

Net income per share – diluted	$0.19		$0.15

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	54,129		44,830
Effect of dilutive securities:
Options	682		378
Restricted shares	432		425
Diluted weighted-average shares outstanding	55,243		45,633

Select Comfort Announces Third Quarter Results – Page 6 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	October 2, 2010	% of Net Sales		October 3, 2009	% of Net Sales

Net sales	$457,008	100.0%		$407,731	100.0%
Cost of sales	172,470	37.7%		158,052	38.8%
Gross profit	284,538	62.3%		249,679	61.2%

Operating expenses:
Sales and marketing	201,325	44.1%		194,417	47.7%
General and administrative	40,369	8.8%		36,856	9.0%
Research and development	1,721	0.4%		1,400	0.3%
Asset impairment charges	217	0.0%		488	0.1%
Terminated equity financing costs	–	0.0%		3,324	0.8%
Total operating expenses	243,632	53.3%		236,485	58.0%
Operating income	40,906	9.0%		13,194	3.2%
Interest expense / other	(1,826)	(0.4%	)	(4,951)	(1.2%	)
Income before income taxes	39,080	8.6%		8,243	2.0%
Income tax expense	14,630	3.2%		8,000	2.0%
Net income	$24,450	5.4%		$243	0.1%

Net income per share – basic	$0.45			$0.01

Net income per share – diluted	$0.44			$0.01

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	53,885			44,783
Effect of dilutive securities:
Options	870			64
Restricted shares	444			242
Diluted weighted-average shares outstanding	55,199			45,089

Select Comfort Announces Third Quarter Results – Page 7 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited) October 2, 2010	January 2, 2010
Assets
Current assets:
Cash and cash equivalents	$82,416	$17,717
Accounts receivable, net of allowance for doubtful accounts of $337 and $379, respectively	2,853	5,094
Inventories	16,266	15,646
Income taxes receivable	–	3,893
Prepaid expenses	4,602	5,879
Deferred income taxes	7,109	5,153
Other current assets	862	720
Total current assets	114,108	54,102
Property and equipment, net	32,936	37,682
Deferred income taxes	17,445	19,071
Other assets	3,958	7,385
Total assets	$168,447	$118,240

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$44,426	$37,538
Customer prepayments	10,886	11,237
Accruals:
Sales returns	3,880	2,885
Compensation and benefits	23,262	15,518
Taxes and withholding	8,804	4,528
Other current liabilities	11,353	7,831
Total current liabilities	102,611	79,537

Non-current liabilities:
Warranty liabilities	4,904	5,286
Capital lease obligations	239	262
Other long-term liabilities	10,981	10,697
Total non-current liabilities	16,124	16,245
Total liabilities	118,735	95,782

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.01 par value; 142,500 shares authorized, 55,415 and 54,310 shares issued and outstanding, respectively	554	543
Additional paid-in capital	35,653	32,860
Retained earnings (Accumulated deficit)	13,505	(10,945)
Total shareholders’ equity	49,712	22,458
Total liabilities and shareholders’ equity	$168,447	$118,240

Select Comfort Announces Third Quarter Results – Page 8 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Nine Months Ended
	October 2, 2010	October 3, 2009

Cash flows from operating activities:
Net income	$24,450	$243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,313	15,310
Stock-based compensation	2,761	2,540
Disposals and impairments of assets	213	485
Excess tax benefits from stock-based compensation	(1,298)	–
Changes in deferred income taxes	(1,757)	7,707
Change in operating assets and liabilities:
Accounts receivable	2,241	2,346
Inventories	(620)	3,184
Income taxes	8,657	25,003
Prepaid expenses and other assets	3,293	(6,756)
Accounts payable	5,785	3,256
Customer prepayments	(351)	(1,083)
Accrued sales returns	995	239
Accrued compensation and benefits	7,744	(139)
Other taxes and withholding	1,496	1,501
Warranty liabilities	(137)	(749)
Other accruals and liabilities	3,673	(84)
Net cash provided by operating activities	68,458	53,003

Cash flows from investing activities:
Purchases of property and equipment	(3,521)	(2,040)
Proceeds from sales of property and equipment	10	15
Net cash used in investing activities	(3,511)	(2,025)

Cash flows from financing activities:
Net decrease in short-term borrowings	(889)	(59,322)
Repurchases of common stock	(1,373)	–
Proceeds from issuance of common stock	859	83
Excess tax benefits from stock-based compensation	1,298	–
Debt issuance costs	(143)	–
Net cash used in financing activities	(248)	(59,239)

Increase (decrease) in cash and cash equivalents	64,699	(8,261)
Cash and cash equivalents, at beginning of period	17,717	13,057
Cash and cash equivalents, at end of period	$82,416	$4,796

Select Comfort Announces Third Quarter Results – Page 9 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended				Nine Months Ended
	October 2, 2010		October 3, 2009		October 2, 2010		October 3, 2009

Percent of sales:
Retail	86.4%		83.5%		84.2%		80.6%
Direct and E-Commerce	9.6%		10.0%		10.9%		11.3%
Wholesale	4.0%		6.5%		4.9%		8.1%
Total	100.0%		100.0%		100.0%		100.0%

Sales growth rates:
Retail same-store sales	16%		9%		24%		(6%	)
Direct and E-Commerce	4%		(28%	)	9%		(31%	)
Company-Controlled same-store sales change	15%		3%		21%		(10%	)
Net closed stores/other	(4%	)	(8%	)	(5%	)	(4%	)
Total Company-Controlled Channels	11%		(5%	)	16%		(14%	)
Wholesale	(32%	)	(25%	)	(32%	)	(19%	)
Total	9%		(6%	)	12%		(15%	)

Stores open:
Beginning of period	395		420		403		471
Opened	2		2		2		2
Closed	(5)		(14)		(13)		(65)
End of period	392		408		392		408

Retail partner doors	148		146		148		146

Other metrics:
Average sales per store ($ in 000’s)[1]	$1,252		$985
Average sales per square foot ($s)[1]	$850		$669
Stores > $1 million net sales[1]	68%		44%
Average mattress sales per mattress unit (Company-controlled channels; $s)	$1,729		$1,768		$1,726		$1,739

1Trailing twelve months for stores open at least one year.

Select Comfort Announces Third Quarter Results – Page 10 of 11

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Three Months Ended October 3, 2009					Nine Months Ended October 3, 2009
	As Reported	Terminated Equity Financing Costs(1)	Normalize Income Tax Expense(2)	As Adjusted	As Reported Three Months Ended October 2, 2010	As Reported	Terminated Equity Financing Costs(1)	Normalize Income Tax Expense(2)	As Adjusted	As Reported Nine Months Ended October 2, 2010
Operating income	$11,980	$3,324	$–	$15,304	$16,780	$13,194	$3,324	$–	$16,518	$40,906
Interest expense / other	(1,704)	–	–	(1,704)	(50)	(4,951)	–	–	(4,951)	(1,826)
Income before income taxes	10,276	3,324	–	13,600	16,730	8,243	3,324	–	11,567	39,080
Income tax expense (benefit)	3,377	1,263	528	5,168	6,242	8,000	1,263	(4,868)	4,395	14,630
Net income (loss)	$6,899	$2,061	$(528)	$8,432	$10,488	$243	$2,061	$4,868	$7,172	$24,450

Net income (loss) per share –
Basic	$0.15	$0.05	$(0.01)	$0.19	$0.19	$0.01	$0.05	$0.11	$0.16	$0.45
Diluted	$0.15	$0.05	$(0.01)	$0.18	$0.19	$0.01	$0.05	$0.11	$0.16	$0.44

Basic Shares	44,830	44,830	44,830	44,830	54,129	44,783	44,783	44,783	44,783	53,885
Diluted Shares	45,633	45,633	45,633	45,633	55,243	45,089	45,089	45,089	45,089	55,199

(1)	During the three and nine months ended October 3, 2009 we expensed direct, incremental costs incurred in connection with a terminated equity financing transaction

(2)

During the three and nine months ended October 3, 2009 we adjusted the valuation allowance against deferred tax assets. As adjusted income tax expense for both periods is presented on a normalized basis using an effective tax rate of 38.0%

Note - Our “as adjusted” data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, “as reported,” or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts

GAAP - generally accepted accounting principles

Select Comfort Announces Third Quarter Results – Page 11 of 11

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments consistent with the definition used in our debt covenant calculations. Management believes EBITDA is a useful indicator of the Company’s financial performance. Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Trailing-Twelve Months Ended
	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009
Net income (loss)	$10,488	$6,899	$59,759	$(57,193)
Income tax expense (benefit)	6,242	3,376	(14,232)	13,930
Interest expense	69	1,705	2,896	6,534
Depreciation and amortization	3,162	4,938	13,158	19,001
Stock-based compensation	1,270	713	3,455	2,906
Asset impairments	217	–	416	32,548
EBITDA	$21,448	$17,631	$65,452	$17,726

Note -

Our EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, “as reported,” or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company’s financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles